UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

April 2, 2019

FRANCHISE HOLDINGS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-27631	65-0782227
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3120 Rutherford Road

Suite 414

Vaughan, Ontario, Canada L4K 0B2

(Address of principal executive offices)

888-554-8789

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On April 2, 2019 Mr. Craig Loverock was appointed to our Board of Directors and as Chairman of our Audit Committee. Per the language in the Written Consent of Board of Directors dated April 2, 2019, Mr. Loverock shall be paid $1,000 CDN for each month of service as Director, and such payment shall be made quarterly. Mr. Loverock shall be eligible to participate in all employee compensations plans that are available to other Officers and Directors of the Corporation from time to time.

Name	Age	Position(s)
Craig Loverock	48	Director, Chairman of Audit Committee

Craig Loverock- Director and Chairman of Audit Committee

Craig Loverock, CPA, CA, is a Chartered Professional Accountant with over 24 years’ experience in accounting and finance roles in Canada, the United States and England. Mr. Loverock has been the Chief Financial Officer and Corporate Secretary at Contagious Gaming Inc. since November 30, 2015, and currently serves as the Chief Financial Officer of Sproutly Canada, Inc. From October 2014 to May 2015, he served as the Chief Financial Officer of VoiceTrust Inc. From November 2012 to October 2014, he served as the Chief Financial Officer and Chief Compliance Officer of Quartz Capital Group Ltd. From January 2010 to November 2012, he provided Chief Financial Officer consulting services to a number of high-growth businesses. Mr. Loverock served as the Senior Financial Advisor to the Chairman at Magna International from August 2007 to January 2010. Mr. Loverock received his Chartered Accountant designation from the Institute of Chartered Accountants, Ontario in 1997.

Exhibits No.	Exhibits
99.1	Written Consent of Board of Directors Appointing Craig Loverock dated April 2, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 3, 2019

Franchise Holdings International, Inc.

/S/ Steven Rossi
By:	Steven Rossi
Title:	President